Exhibit 99.03

WILLIS GROUP HOLDINGS LIMITED

Item 8—Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Willis Group Holdings Limited, Hamilton, Bermuda

We have audited the accompanying consolidated balance sheets of Willis Group Holdings Limited and subsidiaries (collectively, the ‘‘Company’’) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2005. Our audits also included the financial statement schedule listed in the index at Item 15. These financial statements and financial statement schedule are the responsibility of Willis Group Holdings Limited management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Willis Group Holdings Limited and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule (not presented herein), when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We have also audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 2, 2006 (not presented herein) expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

As discussed in Notes 2 and 10, the accompanying 2005, 2004 and 2003 financial statements have been retrospectively adjusted for the adoption of Statement of Financial Accounting Standards No. 123R, Share Based Payment.

As discussed in Note 2, the accompanying 2005, 2004 and 2003 financial statements have been retrospectively adjusted for the change in method for determining the market related value of plan assets of the Company’s UK defined benefit pension plan from a calculated value method to the fair value method.

Deloitte & Touche LLP
London, England
March 2, 2006
(June 21, 2006 as to Notes 10, 19, and the effects of the “Accounting Changes” section of Note 2)

WILLIS GROUP HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2005	2004	2003
	As adjusted (Note 2)
	(millions, except per share data)
REVENUES
Commissions and fees	$2,194	$2,205	$2,004
Investment income	73	70	72
Total revenues	2,267	2,275	2,076
EXPENSES
Salaries and benefits (including share-based compensation of $18, $20 and $10)	(1,384)	(1,218)	(1,086)
Other operating expenses	(405)	(391)	(369)
Regulatory settlements (Note 14)	(51)	—	—
Depreciation expense and amortization of intangible assets	(54)	(47)	(39)
Net gain on disposal of operations (Note 3)	78	11	11
Total expenses	(1,816)	(1,645)	(1,483)
OPERATING INCOME	451	630	593
Interest expense, net	(30)	(22)	(53)
Premium on redemption of subordinated notes (Note 8)	—	(17)	—
INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	421	591	540
INCOME TAXES (Note 4)	(143)	(197)	(181)
INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	278	394	359
EQUITY IN NET INCOME OF ASSOCIATES, NET OF TAX (Note 5)	14	15	14
MINORITY INTEREST, NET OF TAX	(11)	(7)	(8)
NET INCOME	$281	$402	$365
EARNINGS PER SHARE (Note 6)
—Basic	$1.75	$2.56	$2.40
—Diluted	$1.72	$2.42	$2.17
AVERAGE NUMBER OF SHARES OUTSTANDING (Note 6)
—Basic	161	157	152
—Diluted	163	166	168
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.8600	$0.7500	$0.5750

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
	As adjusted (Note 2)
	(millions, except share data)
ASSETS
Cash and cash equivalents	$193	$351
Fiduciary funds—restricted (Note 7)	1,563	1,505
Short-term investments (Note 7)	65	74
Accounts receivable, net of allowance for doubtful accounts of $31 in 2005 and $39 in 2004 (Note 2)	8,026	7,316
Fixed assets (Note 2)	212	249
Goodwill and other intangible assets, net of accumulated amortization of $138 in 2005 and $127 in 2004	1,584	1,551
Investments in associates (Note 5)	129	132
Deferred tax assets (Note 4)	174	191
Other assets	248	272
TOTAL ASSETS	$12,194	$11,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$9,148	$8,562
Deferred revenue and accrued expenses	367	351
Income taxes payable	153	147
Long-term debt (Note 8)	600	450
Other liabilities	645	699
Total liabilities	10,913	10,209
COMMITMENTS AND CONTINGENCIES (Note 14)
MINORITY INTEREST	25	20
STOCKHOLDERS’ EQUITY
Common shares, $0.000115 par value; Authorized: 4,000,000,000;
Issued and outstanding, 156,958,269 shares in 2005 and 162,743,722 shares in 2004	—	—
Additional paid-in capital	557	817
Retained earnings	948	805
Accumulated other comprehensive loss, net of tax (Note 13)	(239)	(194)
Treasury stock, at cost, 370,873 shares in 2005 and 697,220 shares in 2004	(10)	(16)
Total stockholders’ equity	1,256	1,412
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,194	$11,641

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2005	2004	2003
	As adjusted (Note 2)
	(millions)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$281	$402	$365
Adjustments to reconcile net income to net cash provided by operating activities:
Net gain on disposal of operations, fixed assets and short-term investments	(77)	(11)	(13)
Depreciation expense and amortization of intangible assets	54	47	39
Subordinated debt redemption expense	—	17	—
Allowance for doubtful accounts	1	10	2
Minority interest	5	3	2
Provision for deferred income taxes	38	(30)	28
Excess tax benefits from share-based payment arrangements	(45)	(130)	(94)
Share-based compensation	18	20	10
Other	(24)	(12)	19
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary funds—restricted	(148)	80	(47)
Accounts receivable	(1,171)	(60)	(93)
Accounts payable	1,085	(32)	81
Other	78	56	100
Net cash provided by operating activities	95	360	399
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed assets	6	11	4
Additions to fixed assets	(32)	(49)	(57)
Net cash proceeds from sale of operations, net of cash disposed	90	10	15
Acquisitions of subsidiaries, net of cash acquired	(35)	(147)	(91)
Purchase of short-term investments	(42)	(80)	(48)
Proceeds on sale of short-term investments	47	69	42
Other	(2)	3	—
Net cash provided by (used in) investing activities	32	(183)	(135)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	(450)	(370)	(198)
Draw down of term loans	—	450	—
Senior notes issued, net of debt issuance costs	593	—	—
Premium on redemption of subordinated notes	—	(17)	—
Repurchase of shares	(360)	(339)	—
Purchase of treasury stock	—	—	(1)
Proceeds from issue of shares	37	58	40
Excess tax benefits from share-based payment arrangements	45	130	94
Dividends paid	(135)	(115)	(63)
Net cash used in financing activities	(270)	(203)	(128)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(143)	(26)	136
Effect of exchange rate changes on cash and cash equivalents	(15)	13	17
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	351	364	211
CASH AND CASH EQUIVALENTS, END OF YEAR	$193	$351	$364

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME

	December 31,
	2005	2004	2003
	As adjusted (Note 2)
	(millions, except share data)
COMMON SHARES OUTSTANDING (thousands)
Balance, beginning of year	162,744	159,083	148,249
Common shares issued	284	1,505	534
Repurchase of shares	(10,291)	(9,288)	—
Exercise of stock options	4,221	11,444	10,300
Balance, end of year	156,958	162,744	159,083
ADDITIONAL PAID-IN CAPITAL
Balance, beginning of year	$817	$902	$748
Issue of common shares under employee stock compensation plans and related tax benefits	69	183	129
Repurchase of shares	(360)	(339)	—
Issue of common shares for acquisitions	7	48	12
Non-cash compensation	18	20	10
Gains on sale of treasury stock	6	3	3
Balance, end of year	557	817	902
RETAINED EARNINGS
Balance, beginning of year	805	522	246
Net income	281	402	365
Dividends	(138)	(119)	(89)
Balance, end of year	948	805	522
ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX
Balance, beginning of year	(194)	(127)	(157)
Foreign currency translation adjustment	(41)	8	(4)
Unrealized holding loss	—	—	(3)
Minimum pension liability adjustment	16	(59)	43
Net loss on derivative instruments	(20)	(16)	(6)
Balance, end of year	(239)	(194)	(127)
TREASURY STOCK
Balance, beginning of year	(16)	(17)	(17)
Cost of shares acquired	—	—	(1)
Shares reissued under stock compensation plans	6	1	1
Balance, end of year	(10)	(16)	(17)
TOTAL STOCKHOLDERS’ EQUITY	$1,256	$1,412	$1,280
COMPREHENSIVE INCOME
Net income	$281	$402	$365
Other comprehensive (loss) income net of tax (Note 13)	(45)	(67)	30
Comprehensive income	$236	$335	$395

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   THE COMPANY AND ITS OPERATIONS

Business—Willis Group Holdings Limited (“Willis Group Holdings”) and subsidiaries (collectively, the “Company”) provide a broad range of value-added risk management consulting and insurance brokerage services, both directly and indirectly through their associates, to a diverse base of clients internationally. The Company provides specialized risk management advisory and other services on a global basis to clients in various industries, including aerospace, marine, energy and construction industries. In its capacity as an advisor and insurance broker, the Company acts as an intermediary between clients and insurance carriers by advising clients on risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through the Company’s global distribution network.

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

A summary of the major accounting policies followed in the preparation of the accompanying consolidated financial statements, which conform to accounting principles generally accepted in the United States of America (“US GAAP”), is presented below.

Accounting Changes—With effect from January 1, 2006, the Company adopted SFAS 123R, Share-Based Payment, using the modified-retrospective transition method. The Company also changed the methodology used to determine the market-related value of UK pension plan assets.

The Company has two principal defined benefit plans: one in the United Kingdom and the other in the United States. Prior to January 1, 2006, the market-related value of the UK pension plan assets was determined using a calculated value whereas the market-related value of US pension plan assets was determined on a fair value basis. Changing to a fair value basis for UK pension plan assets aligns the accounting for the two schemes.

Each of these accounting changes is discussed in more detail below. The subsequent tables set out the line items in the consolidated financial statements and any affected per-share amounts that have been retrospectively adjusted to reflect the changes.

Pensions—SFAS 87, Employers’ Accounting for Pensions, requires the expected return on plan assets to be determined based on the expected long-term rate of return on plan assets and the market-related value of plan assets. The market-related value of plan assets may either be a fair value or a calculated value that recognizes changes in a systematic and rational manner over not more than five years. Up to December 31, 2005, the market-related value of UK pension plan assets was determined using a calculated value that recognized asset gains or losses over five years. Effective January 1, 2006, the Company changed its method for determining the market-related value of UK pension plan assets to a fair value basis. The Company believes that fair value is a preferable measure of determining the market-related value of plan assets as it more fairly reflects the actual value of pension plan assets as of the balance sheet date. In addition, it brings the methodology used for calculating the market-related value of UK plan assets in line with the fair value methodology already used to value US plan assets.

In accordance with SFAS 154, Accounting Changes and Error Corrections, the change in method of determining the market-related value of plan assets has been applied retrospectively by adjusting all periods presented.

Share-based compensation—Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified-retrospective transition method. Under that

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

transition method, compensation cost recognized from January 1, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, Accounting for Stock-Based Compensation, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R.

Results for all periods have been retrospectively adjusted to recognize the compensation cost previously reported in the pro forma footnote disclosures under the provisions of SFAS 123.

The following tables present the line items on the consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003, which were retrospectively adjusted to reflect the accounting changes:

	Year ended December 31, 2005
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions, except per share data)
Salaries and benefits	$(1,356)	$(10)	$(18)	$(1,384)
Operating income	479	(10)	(18)	451
Income taxes	(152)	3	6	(143)
Net income	300	(7)	(12)	281
Basic earnings per share	$1.86	$(0.04)	$(0.07)	$1.75
Diluted earnings per share	$1.83	$(0.04)	$(0.07)	$1.72

	Year ended December 31, 2004
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions, except per share data)
Salaries and benefits	$(1,182)	$(27)	$(9)	$(1,218)
Operating income	666	(27)	(9)	630
Income taxes	(208)	8	3	(197)
Net income	427	(19)	(6)	402
Basic earnings per share	$2.72	$(0.12)	$(0.04)	$2.56
Diluted earnings per share	$2.54	$(0.09)	$(0.03)	$2.42

	Year ended December 31, 2003
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions, except per share data)
Salaries and benefits	$(1,059)	$(37)	$10	$(1,086)
Operating income	620	(37)	10	593
Income taxes	(159)	12	(34)	(181)
Net income	414	(25)	(24)	365
Basic earnings per share	$2.72	$(0.16)	$(0.16)	$2.40
Diluted earnings per share	$2.45	$(0.15)	$(0.13)	$2.17

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following tables present the line items on the consolidated balance sheets at December 31, 2005 and 2004, which were retrospectively adjusted to reflect the accounting changes:

	December 31, 2005
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions)
Deferred tax assets	$166	$—	$8	$174
Total assets	12,186	—	8	12,194
Additional paid-in capital	685	—	(128)	557
Retained earnings	837	(25)	136	948
Accumulated other comprehensive loss, net of tax	(264)	25	—	(239)
Total stockholders’ equity	1,248	—	8	1,256
Total liabilities and stockholders’ equity	$12,186	$—	$8	$12,194

	December 31, 2004
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions)
Deferred tax assets	$203	$—	$(12)	$191
Total assets	11,653	—	(12)	11,641
Additional paid-in capital	977	—	(160)	817
Retained earnings	675	(18)	148	805
Accumulated other comprehensive loss, net of tax	(212)	18	—	(194)
Total stockholders’ equity	1,424	—	(12)	1,412
Total liabilities and stockholders’ equity	$11,653	$—	$(12)	$11,641

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following tables present the line items on the consolidated statements of cash flows for the years ended December 31, 2005, 2004 and 2003, which were retrospectively adjusted to reflect the accounting changes:

	Year ended December 31, 2005
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions)
Net income	$300	$(7)	$(12)	$281
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	47	(3)	(6)	38
Excess tax benefits from share-based compensation arrangements	—	—	(45)	(45)
Share-based compensation.	—	—	18	18
Changes in operating assets and liabilities, net of effects from purchases of subsidiaries:
Other assets and liabilities	68	10	—	78
Net cash provided by operating activities	140	—	(45)	95
Cash flows from financing activities:
Excess tax benefits from share-based compensation arrangements	—	—	45	45
Net cash used in financing activities	$(315)	$—	$45	$(270)

	Year ended December 31, 2004
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions)
Net income	$427	$(19)	$(6)	$402
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	(19)	(8)	(3)	(30)
Excess tax benefits from share-based compensation arrangements	—	—	(130)	(130)
Share-based compensation	11	—	9	20
Changes in operating assets and liabilities, net of effects from purchases of subsidiaries:
Other assets and liabilities	29	27	—	56
Net cash provided by operating activities	490	—	(130)	360
Cash flows from financing activities:
Excess tax benefits from share-based compensation arrangements	—	—	130	130
Net cash used in financing activities	$(333)	$—	$130	$(203)

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

	Year ended December 31, 2003
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions)
Net income	$414	$(25)	$(24)	$365
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	6	(12)	34	28
Excess tax benefits from share-based compensation arrangements	—	—	(94)	(94)
Share-based compensation.	20	—	(10)	10
Changes in operating assets and liabilities, net of effects from purchases of subsidiaries:
Other assets and liabilities	63	37	—	100
Net cash provided by operating activities	493	—	(94)	399
Cash flows from financing activities:
Excess tax benefits from share-based compensation arrangements	—	—	94	94
Net cash used in financing activities	$(222)	$—	$94	$(128)

The following table presents the cumulative effect of accounting changes as of January 1, 2004:

	January 1, 2004
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions)
Deferred tax assets	$141	$—	$(44)	$97
Total assets	10,958	—	(44)	10,914
Additional paid-in capital	1,100	—	(198)	902
Retained earnings	367	1	154	522
Accumulated other comprehensive loss, net of tax	(126)	(1)	—	(127)
Total stockholders’ equity	1,324	—	(44)	1,280
Total liabilities and stockholders’ equity	$10,958	$—	$(44)	$10,914

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following tables present the line items on the consolidated statements of comprehensive income at December 31, 2005, 2004 and 2003, which were retrospectively adjusted to reflect the accounting changes:

	December 31, 2005
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions)
Net income	$300	$(7)	$(12)	$281
Other comprehensive loss, net of tax	(52)	7	—	(45)
Comprehensive income	$248	$—	$(12)	$236

	December 31, 2004
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions)
Net income	$427	$(19)	$(6)	$402
Other comprehensive loss (net of tax)	(86)	19	—	(67)
Comprehensive income	$341	$—	$(6)	$335

	December 31, 2003
	As originally reported	Effect of pension accounting change	Adoption of SFAS 123R	As adjusted
	(millions)
Net income	$414	$(25)	$(24)	$365
Other comprehensive income, net of tax	5	25	—	30
Comprehensive income	$419	$—	$(24)	$395

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of Willis Group Holdings and its subsidiaries, all of which are controlled through the ownership of a majority voting interest. Intercompany balances and transactions have been eliminated on consolidation.

Foreign Currency Translation—Transactions in currencies other than the functional currency of the entity are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange prevailing at the balance sheet date and the related transaction gains and losses are reported in the statements of operations. Certain intercompany loans are determined to be of a long-term investment nature. The Company records transaction gains and losses from remeasuring such loans as a component of other comprehensive income.

Upon consolidation, the results of operations of subsidiaries and associates whose functional currency is other than the US dollar are translated into US dollars at the average exchange rate and assets and liabilities are translated at year-end exchange rates. Translation adjustments are presented as a separate

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

component of other comprehensive income in the financial statements and are included in net income only upon sale or liquidation of the underlying foreign subsidiary or associated company.

Use of Estimates—The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the year. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning the selection of useful lives of fixed assets and intangible assets, provisions necessary for trade receivables and liabilities, the carrying value of investments, income tax valuation allowances and other similar evaluations. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents primarily consist of time deposits and certificates of deposit with original maturities of three months or less.

Fiduciary Funds—Restricted—Fiduciary funds-restricted represent unremitted premiums received from insureds and unremitted claims received from insurers. Fiduciary funds are generally required to be kept in certain regulated bank accounts subject to guidelines which emphasize capital preservation and liquidity; such funds are not available to service the Company’s debt or for other corporate purposes. Notwithstanding the legal relationships with clients and insurers, the Company is entitled to retain investment income earned on fiduciary funds in accordance with industry custom and practice and, in some cases, as supported by agreements with insureds.

Included in fiduciary funds-restricted are cash and cash equivalents consisting primarily of time deposits, certificates of deposit and debt securities. These securities are classified as available-for-sale, and as such are carried at fair market value, with unrealized gains and losses, including foreign exchange fluctuations, reported in other comprehensive income. Realized gains and losses on investments sold are included in net income and are derived using the specific identification method for determining the cost of securities.

Short-Term Investments—The Company classifies all short-term investments as available-for-sale in accordance with the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities. These securities are carried at fair market value, with unrealized gains and losses reported in other comprehensive income. Realized gains and losses on investments sold are included in net income and are derived using the specific identification method for determining the cost of securities.

Accounts Receivable and Accounts Payable—In its capacity as an insurance agent or broker, the Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers on behalf of insureds. Uncollected premiums from insureds and uncollected claims or refunds from insurers are recorded as accounts receivable on the Company’s consolidated balance sheets. Unremitted insurance premiums and claims are held in a fiduciary capacity. The obligation to remit these funds is recorded as accounts payable on the Company’s consolidated balance sheets. The period for which the Company holds such funds is dependent upon the date the insured remits the payment of the premium to the Company and the date the Company is required to forward such payment to the insurer. Balances arising from insurance brokerage

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

transactions are reported as separate assets or liabilities unless such balances are due to or from the same party and a right of offset exists, in which case the balances are recorded net.

Accounts receivable are stated at estimated net realizable values. Allowances are recorded, when necessary, in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts. The write-off of accounts receivable was $4 million, $5 million and $2 million in the years ended December 31, 2005, 2004 and 2003, respectively.

Fixed Assets—Fixed assets are stated at cost less accumulated depreciation. Expenditures for improvements are capitalized; repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets.

Depreciation on buildings and long leaseholds is calculated over the lesser of 50 years or the lease term. Depreciation on leasehold improvements is calculated over the lesser of the useful life of the assets or the lease term. Depreciation on furniture and equipment is calculated based on a range of 3 to 25 years.

The components of fixed assets are as follows:

	December 31,
	2005	2004
	(millions)
Land and buildings	$130	$138
Leasehold improvements	40	52
Furniture and equipment	232	268
Total fixed assets, cost	402	458
Less accumulated depreciation	(190)	(209)
Total fixed assets, net	$212	$249

Recoverability of Fixed Assets—In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets and certain identifiable intangible assets held and used by a company are required to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the undiscounted future cash flow is less than the carrying amount of the asset, the asset is deemed impaired. The amount of the impairment is measured as the difference between the carrying value and the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Goodwill and Other Intangible Assets—Goodwill represents the excess of the cost of businesses acquired over the fair market value of identifiable net assets at the dates of acquisition. The Company reviews goodwill for impairment annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable. As part of the evaluation the estimated future undiscounted cash flows associated with the underlying business operation are compared to the carrying amount of goodwill to determine if a write-down is required. If such an assessment indicates that the undiscounted future cash flows will not be recovered, the carrying amount is reduced to the estimated fair value. Acquired intangible assets are being amortized on a straight-line basis over their estimated useful life.

Investments in Associates—Investments in entities less than 50% owned in which the Company has the ability to exercise significant influence are accounted for by the equity method of accounting whereby the

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

investment is carried at cost of acquisition, plus the Company’s equity in undistributed net income since acquisition, less dividends received. Investments in entities less than 20% owned are accounted for by the cost method. Such investments are not publicly traded. The Company periodically reviews its investments in associates for which fair value is less than cost to determine if the decline in value is other than temporary. If the decline in value is judged to be other than temporary, the cost basis of the investment is written down to fair value. The amount of any write-down is included in the statement of operations as a realized loss.

Put and Call Options Relating to Subsidiaries and Associates—For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell their shares (a put option) to the Company at various dates in the future. Generally, the exercise price of such puts and calls is formula-based (using revenues and earnings) and is designed to reflect fair value. On inception of an option agreement, the Company records the puts and calls at fair value. The put and call options are subsequently marked to market at each reporting period with changes in value being recognized in the statements of operations.

Derivative Financial Instruments—The Company uses derivative financial instruments for other than trading purposes to alter the risk profile of an existing underlying exposure. Interest rate swaps are used to manage interest risk exposures. Forward foreign currency exchange contracts are used to manage currency exposures arising from future income. The fair values of derivative contracts are recorded in other assets and other liabilities with changes in fair value of derivatives that qualify for hedge accounting recorded in other comprehensive income and changes in fair value of derivatives that do not qualify for hedge accounting, together with any hedge ineffectiveness, recorded in other operating expenses. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings.

Income Taxes—The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). The Company is subject to the income tax laws of the various tax jurisdictions in which the Company operates, principally the United States and United Kingdom. These tax laws are complex and subject to different interpretations by taxpayers and the tax authorities. When establishing income tax provisions, the Company therefore makes a number of judgments and interpretations about the application and interaction of these tax laws. The Company has estimated tax reserves that management believe are adequate in relation to the potential for future assessments. Once established, the Company only adjusts tax reserves when more information is available or when an event occurs necessitating a change to tax reserves. Changes in these tax laws or our interpretations of these laws and the resolution of current and future tax audits could significantly impact the Company’s effective tax rate and results of operations in a given period.

SFAS 109 requires recognition of deferred tax assets and liabilities for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating and capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period in which the enactment date changes. Deferred tax assets and liabilities are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realized.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pensions—The Company accounts for pension expense in accordance with SFAS No. 87, Employers’ Accounting for Pensions. Pension information is presented in accordance with SFAS No. 132 (Revised 2003), Employers’ Disclosures About Pensions and Other Post Retirement Benefits.

Share-Based Compensation—The Company accounts for share-based compensation in accordance with SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R replaces SFAS 123 and supersedes APB 25. SFAS 123R requires that the cost resulting from all share-based payment transactions be recognized in the financial statements at fair value and that excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

Revenue Recognition—Revenue includes insurance commissions, fees for services rendered, certain commissions receivable from insurance carriers and investment income earned on fiduciary balances.

The Company takes credit for commissions (or fees negotiated in lieu of commission) in respect of insurance placements at the date when the insured is billed or at the inception date of the policy, whichever is later. Commissions on additional premiums and adjustments are recognized as and when advised. Fees for risk management and other services are recognized as the services are provided. Negotiated fee arrangements for an agreed period covering multiple insurance placements, the provision of risk management and/or other services are determined, contract by contract, on the basis of the relative fair value of the services completed and the services yet to be rendered. The Company establishes contract cancellation reserves where appropriate; at December 31, 2005, 2004 and 2003, such amounts were not material.

In October 2004, the Company announced that it was voluntarily abolishing volume and profit-based contingent commissions. Such commissions were recognized at the earlier of the date when cash was received, or when formal, written notification of the actual amount due was received from the insurance carrier. If some of the commissions received were potentially subject to full or partial repayment to the carrier, then recognition was deferred until the conditions for repayment had passed.

Investment income is recognized as earned.

Reclassifications—Certain reclassifications have been made to the prior year amounts to conform to the current year presentation.

3.   NET GAIN ON DISPOSAL OF OPERATIONS

Total proceeds relating to 2005 dispositions of subsidiaries and associates amounted to $97 million, inclusive of deferred proceeds amounting to $1 million. A net gain of $78 million is recorded in the consolidated statement of operations which relates primarily to the gain arising on the sale of the Company’s US wholesale unit Stewart Smith on April 14, 2005.

The carrying amounts of the Stewart Smith assets and liabilities disposed of are as follows:

(millions)
Current assets	$93
Fixed assets	1
Current liabilities	(91)

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.   NET GAIN ON DISPOSAL OF OPERATIONS (Continued)

Total proceeds relating to 2004 dispositions of subsidiaries and associates amounted to $10 million, inclusive of deferred proceeds amounting to $2 million, with a gain of $11 million recorded in the consolidated statement of operations.

Total proceeds relating to 2003 dispositions of subsidiaries and associates amounted to $16 million, inclusive of deferred proceeds amounting to $2 million, with a gain of $11 million recorded in the consolidated statement of operations.

4.   INCOME TAXES

The components of income before income taxes, equity in net income of associates and minority interest are as follows:

	Years ended December 31,
	2005	2004	2003
	(millions)
US	$111	$136	$145
UK	205	311	300
Other jurisdictions	105	144	95
Income before incomes taxes, equity in net income of associates and minority interest	$421	$591	$540

The provision for income taxes by location of the taxing jurisdiction consisted of the following:

	Years ended December 31,
	2005	2004	2003
	(millions)
Current income taxes:
US federal tax	$10	$70	$34
US state and local taxes	6	12	10
UK corporation tax	54	108	73
Other jurisdictions	35	37	37
Total current taxes	105	227	154
Deferred taxes:
US federal tax	19	(33)	23
US state and local taxes	3	(6)	1
UK corporation tax(1)	15	9	3
Other jurisdictions	1	—	—
Total deferred taxes	38	(30)	27
Total income taxes	$143	$197	$181

(1)             In 2003, certain changes to UK tax legislation were enacted regarding the taxation of employee stock options. When UK-based employees exercise their stock options, the Company now obtains a corporate tax deduction equal to the market price of the Company’s shares on the date of exercise less the option exercise price paid by the employee.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.   INCOME TAXES (Continued)

Share-based compensation amounting to $9 million in respect of UK stock options was expensed in periods prior to January 1, 2003 without any income tax benefit being recognized.

Under current Bermuda law, the Company is not required to pay any taxes in Bermuda on its income, profits or capital gains. The following table reconciles the income tax expense in these financial statements to that which would be expected at the US federal statutory income tax rate:

	Years ended December 31,
	2005	2004	2003
	(millions)
Income before income taxes, equity in net income of associates and minority interest	$421	$591	$540
US federal statutory income tax rate	35%	35%	35%
Income tax expense at US federal tax rate	147	207	189
Adjustments to derive effective rate:
Non-deductible items
Intangible assets	8	2	1
Stock options	—	1	—
Other	1	8	1
Other items:
Prior year adjustment	(3)	1	—
Tax differentials of foreign earnings:
UK earnings	(10)	(29)	(14)
Other jurisdictions and US State Taxes	10	19	9
Other	(10)	(12)	(5)
Provision for income taxes	$143	$197	$181

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.   INCOME TAXES (Continued)

The significant components of deferred income tax assets and liabilities and their balance sheet classifications are as follows:

	December 31,
	2005	2004
	(millions)
Deferred tax assets:
Accrued expenses not currently deductible	$9	$17
US net operating losses	37	51
UK net operating losses	32	36
UK capital losses	78	87
Accrued retirement benefits	93	101
Provisions	26	33
Deferred compensation	23	19
Stock options	12	11
Other	9	10
Gross deferred tax assets	319	365
Less: valuation allowance	(110)	(123)
Net deferred tax assets	209	242
Deferred tax liabilities:
Financial derivative transactions	—	8
Prepaid retirement benefits	15	15
Tax-leasing transactions	7	9
Other	13	19
Deferred tax liabilities	35	51
Net deferred tax assets	$174	$191

At December 31, 2005, the Company had a valuation allowance of $110 million (2004: $123 million) to reduce its deferred tax assets to estimated realizable value. The valuation allowance relates to the deferred tax assets arising from UK tax operating loss carryforwards and UK capital loss carryforwards, both of which have no expiration date. UK tax operating loss carryforwards can only be used against income arising in certain UK subsidiaries. In addition, the capital loss carryforwards can only be offset against future UK capital gains. US tax operating loss carryforwards will largely expire in 2023 and 2024 unless otherwise utilized. Management expects to fully utilize these loss carryforwards prior to expiration.

At December 31, 2005, the Company had deferred tax assets of $209 million (2004: $242 million), net of the valuation allowance. Management believes, based upon the level of historical taxable income and projections for future taxable income over the periods in which the temporary differences are anticipated to reverse, and prudent and feasible tax-planning strategies, it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowance. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if estimates of taxable income are revised. In the event that the valuation allowance of $110 million at December 31, 2005 (2004: $123 million) is reduced in future years to recognize deferred tax assets, an amount of up to $77 million (2004: $87 million) will be allocated to reduce goodwill.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.   INCOME TAXES (Continued)

The Company recognizes current and deferred tax balances related to the undistributed earnings of subsidiaries when the Company expects that it will recover those undistributed earnings in a taxable manner, such as through receipt of dividends or sale of the investments. The Company does not, however, provide for income taxes on the unremitted earnings of certain other subsidiaries where, in management’s opinion, such earnings have been indefinitely reinvested in those operations, or will be remitted either in a tax free liquidation or as dividends with taxes substantially offset by foreign tax credits. It is not practical to determine the amount of unrecognized deferred tax liabilities for temporary differences related to these investments.

5.   INVESTMENTS IN ASSOCIATES

The Company holds a number of investments which it accounts for using the equity method. The Company’s interest in the outstanding stock of the more significant associates is as follows:

		December 31,
	Country	2005	2004
Al-Futtaim Willis Co. L.L.C. (previously Al-Futtaim Willis Faber (Private) Limited)	Dubai	49%	49%
Gras Savoye & Cie (“Gras Savoye”)	France	33%	33%
Willis Pudong Insurance Brokers Co. Limited(1)	China	—	50%

(1)             On December 22, 2005, the Company acquired a further 1 percent shareholding in Willis Pudong Insurance Brokers Co. Limited, based in Shanghai, China bringing total ownership to 51%. This was fully consolidated as a subsidiary at the year end.

Of those listed above, the Company’s principal investment as of December 31, 2005 and 2004 is Gras Savoye, France’s leading insurance broker. Included in the carrying amount of the Gras Savoye investment is goodwill of $72 million, net of accumulated goodwill amortization of $7 million, recorded prior to the adoption of SFAS 142, Goodwill and Other Intangible Assets (“SFAS 142”), as of both December 31, 2005 and 2004. As of December 31, 2005 and 2004, the Company’s other investments in associates individually and in the aggregate were not material to the Company’s operations.

On July 23, 1997, the Company entered into an agreement with Gras Savoye whereby, among other things, the co-shareholders of Gras Savoye (other than management) have the right to sell (put option) their shares to the Company possibly increasing the Company’s ownership interest from 33 percent to 90 percent. Management shareholders of Gras Savoye, representing approximately 10% of the outstanding shares, do not have general put rights before 2011, but have certain put rights on their death, disability or retirement. The option expires in 2011 and Gras Savoye’s eligible co-shareholders may exercise their rights from January 1, 2001. In addition, the Company has the right to purchase (call option) at least 50.1 percent of Gras Savoye’s shares from the co-shareholders. The call option is exercisable from December 1, 2009 until February 1, 2010. The exact amount payable by the Company under the put and call is based on formula-based price contingent on Gras Savoye’s future results.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.   INVESTMENTS IN ASSOCIATES (Continued)

Unaudited condensed financial information for associates, in the aggregate, as of and for the years ended December 31, is presented below. For convenience purposes: (i) balance sheet data has been translated to US dollars at the relevant year-end  exchange rate, and (ii) condensed statement of operations data has been translated to US dollars at the relevant average exchange rate.

	2005	2004	2003
	(millions)
Condensed statements of operations data:
Total revenues	$412	$396	$386
Income before income taxes	67	71	67
Net income	44	46	44
Condensed balance sheets data:
Total assets	1,095	1,305	1,164
Total liabilities	(926)	(1,138)	(1,033)
Stockholders’ equity	(169)	(167)	(131)

6.   EARNINGS PER SHARE

Basic and diluted earnings per share is calculated by dividing net income by the average number of shares outstanding during each period. The computation of diluted earnings per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue shares were exercised or converted into shares or resulted in the issue of shares that then shared in the net income of the Company.

For the year ended December 31, 2005, time-based and performance-based options to purchase 11.8 million and 1.0 million (2004: 14.0 million and 3.0 million; 2003: 15.1 million and 7.3 million) shares, respectively, and 0.3 million restricted shares (2004: 0.4 million and 2003: 0.3 million), respectively, were outstanding. Basic and diluted earnings per share are as follows:

	Years ended December 31,
	2005	2004	2003
	(millions, except per share data)
Net income	$281	$402	$365
Basic average number of shares outstanding	161	157	152
Dilutive effect of potentially issuable shares	2	9	16
Diluted average number of shares outstanding	163	166	168
Basic earnings per share	$1.75	$2.56	$2.40
Dilutive effect of potentially issuable shares	(0.03)	(0.14)	(0.23)
Diluted earnings per share	$1.72	$2.42	$2.17

Options to purchase 4.9 million shares for the year ended December 31, 2005 were not included in the computation of the dilutive effect of stock options because the effect was antidilutive (2004: 5.0 million shares; 2003: nil).

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.   FIDUCIARY FUNDS—RESTRICTED AND SHORT-TERM INVESTMENTS

The Company’s fiduciary funds-restricted and short-term investments consist of cash, time deposits, certificates of deposit and debt securities. Accrued interest on investments is recorded as other assets.

The debt securities are classified as available-for-sale. Accordingly, they are recorded at fair market value with unrealized holding gains and losses reported, net of tax, as a component of other comprehensive income. As of December 31, 2005 and 2004, the amortized cost of such securities approximated fair value.

Realized gains and losses, net of tax, on debt securities are included in net income. During years ended December 31, 2005, 2004 and 2003, sales of debt securities totaled $47 million, $79 million and $59 million, respectively, on which realized gains and losses were not material to the consolidated results of the Company. Fiduciary funds-restricted, consisting primarily of time deposits and certificates of deposit with original maturities of three months or less, were $1,563 million as of December 31, 2005 (2004: $1,505 million).

Short-term investments consist of the following:

	December 31,
	2005	2004
	(millions)
Short-term investments:(1)
US, UK and other Government securities	$42	$32
Corporate debt securities	23	42
	$65	$74

(1)             Debt securities classified as available-for-sale.

In accordance with FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities an interpretation of ARB No. 51 (“FIN 46(R)”), the financial statements for the year ended December 31, 2005 reflect the consolidation of one Variable Interest Entity (“VIE”), a UK non-statutory trust that was established in January 2005 following the introduction of statutory regulation of insurance in the UK by the Financial Services Authority (“FSA”). The new regulation requires that all fiduciary funds collected by an insurance broker such as Willis be paid into a non-statutory trust designed to give additional credit protection to the insurance carriers and clients of Willis. This trust restricts the financial instruments in which such funds may be invested and affects the timing of transferring commission from fiduciary funds to own funds. As a result of the new regulation, approximately $155 million of own funds were reclassified to fiduciary funds in January 2005. As of December 31, 2005, the fair value of the assets in the VIE was approximately $1,022 million and the fair value of the associated liabilities was approximately $1,022 million. There are no assets of the Company that serve as collateral for the VIE.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.   LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,
	2005	2004
	(millions)
5.125% Senior Notes due 2010	$250	$—
5.625% Senior Notes due 2015	350	—
Senior Credit Facility, term loans	—	450
	$600	$450

Senior Credit Facility—On December 4, 2003, the Company entered into a credit agreement providing a $450 million term loan facility and a $150 million revolving credit facility.

On February 2, 2004, the Company redeemed all the then outstanding 9% senior subordinated notes at a redemption price of 104.5% of the aggregate principal amount of the notes being redeemed, resulting in a premium of $17 million, plus accrued and unpaid interest. On the same day, the Company drew down $300 million of term loans under the $450 million senior credit facility. The remaining $150 million of term loans under the senior credit facility was drawn down on June 1, 2004.

Senior Notes Offering—On July 1, 2005, the Company completed a senior notes offering of $600 million, comprising $250 million, 5 year notes priced at 5.125 percent and $350 million, 10 year notes priced at 5.625 percent. The net proceeds from the offering were used to repay the then existing $450 million term loans on July 6, 2005 and for general corporate purposes including additional pension fund contributions of $50 million.

Revolving Credit Facility—On October 17, 2005, the Company completed the re-financing of the 2003 undrawn revolving credit facility of $150 million by replacing it with a $300 million revolving credit facility with a term of 5 years. The revolving credit facility is available for working capital requirements and general corporate purposes, subject to certain limitations, until October 17, 2010. Drawdowns against the facility are available in US dollars, pounds sterling and certain other currencies, initially bearing interest at LIBOR plus 45 basis points. The revolving credit facility remains undrawn as at December 31, 2005.

The revolving credit facility agreement contains numerous operating and financial covenants, including requirements to maintain minimum ratios of consolidated EBITDA to consolidated net interest expense and maximum levels of net indebtedness in relation to consolidated EBITDA, in each case subject to certain adjustments.

In addition, the credit agreement includes covenants relating to the delivery of financial statements, reports and notices, limitations on liens, limitations on sales and other disposals of assets, limitations on indebtedness and other liabilities, limitations on sale and leaseback transactions, limitations on mergers and other fundamental changes, maintenance of property, maintenance of insurance, nature of business, compliance with applicable laws, maintenance of corporate existence and rights, use of proceeds, payment of taxes and access to information and properties. At December 31, 2005, the Company was in compliance with all covenants.

All obligations of Willis North America Inc. (“Willis North America”) (the borrower) under the credit agreement and under the Senior Notes offering are guaranteed by Willis Group Holdings Limited, Trinity

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.   LONG-TERM DEBT (Continued)

Acquisition Limited, Willis Group Limited, TA I Limited, TA II Limited, TA III Limited and TA IV Limited.

Lines of Credit—Excluding the $300 million revolving credit facility, the Company also has available $3 million (2004: $5 million) in lines of credit, of which $nil (2004: $nil) was drawn as of December 31, 2005.

9.   PENSION PLANS

The Company has two principal defined benefit pension plans funded externally which cover all eligible employees. One plan exists in the United Kingdom and the other in the United States. It is the Company’s policy to fund pension costs as required by applicable laws and regulations.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.   PENSION PLANS (Continued)

The following schedules provide information concerning the Company’s UK and US defined benefit pension plans as of and for the years ended December 31:

	UK Pension Benefits		US Pension Benefits
	2005	2004	2005	2004
	(millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$1,764	$1,450	$539	$481
Service cost	47	42	24	20
Interest cost	88	81	31	29
Employee contributions	7	5	—	—
Actuarial loss	204	135	9	27
Benefits paid	(63)	(64)	(18)	(18)
Foreign currency changes	(199)	115	—	—
Plan amendments	—	—	(11)	—
Benefit obligations, end of year	1,848	1,764	574	539
Change in plan assets:
Fair value of plan assets, beginning of year	1,539	1,311	423	376
Actual return on plan assets	282	154	39	45
Employee contributions	7	5	—	—
Employer contributions	74	32	31	20
Benefits paid	(63)	(64)	(18)	(18)
Foreign currency changes	(177)	101	—	—
Fair value of plan assets, end of year	1,662	1,539	475	423
Reconciliation of funded status:
Funded status	(186)	(225)	(99)	(116)
Unrecognized net actuarial loss	344	371	63	59
Unrecognized prior service gain	(22)	(27)	(11)	—
Net asset (liability) recognized	136	119	(47)	(57)
Amounts recognized in balance sheet consist of:
Accrued benefit liability	(126)	(165)	(68)	(74)
Accumulated other comprehensive income	262	284	21	17
Net asset (liability) recognized	$136	$119	$(47)	$(57)

The following table provides information for the Company’s UK and US defined benefit pension plans with an accumulated benefit obligation in excess of plan assets:

	December 31,
	UK Pension Benefits		US Pension Benefits
	2005	2004	2005	2004
	(millions)
Projected benefit obligation	$1,848	$1,764	$574	$539
Accumulated benefit obligation	1,788	1,704	543	498
Fair value of plan assets	1,662	1,539	475	423

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.   PENSION PLANS (Continued)

The components of the net periodic benefit cost of the UK and US defined benefit plans are as follows:

	Years ended December 31,
	UK Pension Benefits			US Pension Benefits
	2005	2004	2003	2005	2004	2003
	(millions)
Components of net periodic benefit cost:
Service cost	$47	$42	$30	$24	$20	$17
Interest cost	88	81	67	31	29	27
Expected return on plan assets	(107)	(97)	(73)	(35)	(30)	(26)
Amortization of unrecognized prior service gain	(3)	(3)	(3)	—	—	—
Amortization of unrecognized actuarial loss	16	12	17	1	1	3
Net periodic benefit cost	$41	$35	$38	$21	$20	$21

The following schedule provides other information concerning the Company’s UK and US defined benefit pension plans:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
	2005	2004	2005	2004
	(millions, except weighted-averages)
Decrease (increase) in additional minimum liability included in other comprehensive income	$25	$(80)	$(4)	$(6)
Weighted-average assumptions to determine benefit obligations:
Discount rate	4.9%	5.3%	5.8%	5.8%
Rate of compensation increase	3.6%	3.7%	4.0%	4.0%
Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	5.3%	5.5%	5.8%	6.0%
Expected return on plan assets	7.3%	7.3%	8.0%	8.0%
Rate of compensation increase	3.7%	3.6%	4.0%	4.0%

The expected return on plan assets was determined on the basis of the weighted-average of the expected future returns of the various asset classes, using the target allocations shown below. The expected returns on UK plan assets are UK and foreign equities 8.0 percent, debt securities 4.9 percent and real estate 6.2 percent. The expected returns on US plan assets are US and foreign equities 9.25 percent and debt securities 5.75 percent.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.   PENSION PLANS (Continued)

The Company’s pension plan asset allocations based on fair values were as follows:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
Asset Category	2005	2004	2005	2004
Equity Securities	76%	74%	70%	68%
Debt securities	15%	16%	27%	30%
Real estate	6%	6%	—	—
Other	3%	4%	3%	2%
Total	100%	100%	100%	100%

The Company’s investment policy includes a mandate to diversify assets and the Company invests in a variety of asset classes to achieve that goal. The UK Plan’s assets are divided into 8 separate portfolios according to asset class and managed by 7 investment managers. The broad target allocations are UK and foreign equities (75 percent), debt securities (20 percent) and real estate (5 percent). The US Plan’s assets are currently invested in 16 funds representing most standard equity and debt security classes. The broad target allocations are US and foreign equities (64 percent) and debt securities (36 percent).

In 2006, the Company expects to contribute $129 million to the UK defined benefit pension plan. The Company contributed $31 million to the US plan in 2005 and expects to match or exceed this contribution level in 2006.

The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the UK and US defined benefit pension plans:

Expected future benefit payments	UK Pension Benefits	US Pension Benefits
	(millions)
2006	$63	$20
2007	66	22
2008	70	23
2009	73	25
2010	77	28
2011-2015	463	183

Willis North America has a 401(k) plan covering all eligible employees of Willis North America and its subsidiaries. The plan allows participants to make pre-tax contributions and the Company provides a matching contribution of 3 percent of employees’ annual eligible compensation. All investment assets of the plan are held in a trust account administered by independent trustees. The Company’s 401(k) matching contributions for 2005, 2004 and 2003 were approximately $5 million, $1 million and $5 million, respectively.

10.   SHARE-BASED COMPENSATION

On December 31, 2005, the Company had three share-based compensation plans, which are described below. The compensation cost that has been charged against income for those plans for the year ended

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.   SHARE-BASED COMPENSATION (Continued)

December 31, 2005 was $18 million (2004: $20 million; 2003: $10 million). The total income tax benefit recognized in the statement of operations for share-based compensation arrangements for the year ended December 31, 2005 was $6 million (2004: $6 million; 2003: $7 million).

Stock Option Plans

The Company has adopted the plans described below providing for the grant of time-based options and performance-based options and various other share-based grants to employees. The objectives of these plans include attracting and retaining the best personnel, motivating management personnel by means of growth-related incentives to achieve long-range goals and providing employees with the opportunity to increase their share ownership in the Company.

Amended and Restated 1998 Share Purchase and Option Plan—This plan, which was established on December 18, 1998, provides for the granting of time-based and performance-based options to employees of the Company. There are 30,000,000 shares available for grant under this plan provided, however, that in no event the total number of shares subject to options and other equity for current and future participants exceed 25 percent of the equity of Willis Group Holdings on a fully diluted basis. All options granted under this plan are exercisable at £2 per share ($3.44 using the year-end exchange rate of £1 = $1.72) except for 111,111 time-based options which are exercisable at $13.50. No further grants are to be made under this plan.

Time-based options are earned upon the fulfilment of vesting requirements. Options are generally exercisable in equal instalments of 20 percent per year over a five-year period commencing on or after December 18, 2000.

Performance-based options became exercisable, subject to the fulfilment of vesting requirements with effect from January 1, 2003, upon the achievement of cash flow and EBITDA (as defined in the plan agreements) targets of Willis Group Limited. Options are generally exercisable in equal instalments of 25 percent per year over a four-year period commencing on or after December 18, 2001.

Willis Award Plan—This plan, which was established on July 13, 2000, provides for the granting of time-based options to selected employees who have been identified as superior performers. There are 5,000,000 shares available for grant under this plan provided, however, that in no event the total number of shares subject to options and other equity for current and future participants exceed 25 percent of the equity of Willis Group Holdings on a fully diluted basis. All options granted under this plan are exercisable at £2 per share ($3.44 using the year-end exchange rate of £1 = $1.72). The options vest immediately on the grant date and are exercisable any time up to July 13, 2010.

2001 Share Purchase and Option Plan—This plan, which was established on May 3, 2001, provides for the granting of time-based options and various other share-based grants at fair market value to employees of the Company. There are 25,000,000 shares available for grant under this plan. Options are exercisable on a variety of dates, including from the first, third, sixth or eighth anniversary of grant, although for certain options the exercisable date may accelerate depending on the achievement of certain performance goals. Unless terminated sooner by the Board of Directors, the 2001 Plan will expire 10 years after its adoption. That termination will not affect the validity of any grant outstanding at that date.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.   SHARE-BASED COMPENSATION (Continued)

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company’s stock. With effect from January 1, 2006, the Company uses the simplified method set out in Staff Accounting Bulletin No.107 to derive the expected term of options granted. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	Years ended December 31,
	2005	2004	2003
Expected volatility	26%	23%	24%
Expected dividends	2%	2%	2%
Expected life (years)	5	3	3
Risk-free interest rate	4.27%	2.77%	2.55%

A summary of option activity under the Plans at December 31, 2005, and changes during the year then ended is presented below:

(Options in thousands)	Shares	Weighted Average Exercise Price(1)	Weighted Average Remaining Contractual term	Aggregate Intrinsic Value
				($ millions)
Time-based stock options
Balance, beginning of year	13,913	$26.87
Granted	975	$33.29
Exercised	(2,175)	$5.18
Forfeited	(915)	$32.82
Balance, end of year	11,798	$30.94	7 years	76
Options vested or expected to vest at December 31, 2005	11,691	$30.90	7 years	76
Options exercisable at December 31, 2005	2,879	$23.98	6 years	38
Performance-based stock options
Balance, beginning of year	3,010	$3.44
Exercised	(1,990)	$3.44
Forfeited	(32)	$3.44
Balance, end of year	988	$3.44	4 years	33
Options vested or expected to vest at December 31, 2005	988	$3.44	4 years	33
Options exercisable at December 31, 2005	901	$3.44	4 years	30

(1)    Certain options are exercisable at £2 per share. The year-end exchange rate of £1 = $1.72 has been used as of December 31,  2005.

The weighted average grant-date fair value of time-based options granted during the year ended December 31, 2005 was $8.33 (2004: $5.98; 2003: $6.27). The total intrinsic value of options exercised during the year ended December 31, 2005 was $77 million (2004: $234 million; 2003: $181 million). At December 31, 2005 there was $24 million of total unrecognized compensation cost related to nonvested

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.   SHARE-BASED COMPENSATION (Continued)

share-based compensation arrangements under time-based stock option plans; that cost is expected to be recognized over a weighted average period of one year.

No performance-based options were granted during the three years ended December 31, 2005. The total intrinsic value of options exercised during the year ended December 31, 2005 was $68 million (2004: $149 million; 2003: $93 million). At December 31, 2005 there was no unrecognized compensation cost related to nonvested share-based compensation arrangements under performance-based stock option plans.

Cash received from option exercises under all share-based payment arrangements for the year ended December 31, 2005 was $26 million (2004: $53 million; 2003: $37 million). The actual tax benefit realized for the tax deductions from option exercise of the share-based payment arrangements totaled $46 million for the year ended December 31, 2005 (2004: $134 million; 2003: $97 million).

11.   FINANCIAL INSTRUMENTS

The Company’s principal financial instruments, other than derivatives, comprise the fixed rate Senior Notes, an undrawn revolving credit facility, cash deposits and short-term investments. The Company also enters into derivative transactions (principally interest rate swaps and forward foreign currency contracts) in order to manage interest rate and currency risks arising from the Company’s operations and its sources of finance. The Company does not hold financial instruments for trading purposes.

The main risks arising from the Company’s financial instruments are interest rate risk, liquidity risk, foreign currency risk and credit risk. The Company’s board of directors reviews and agrees policies for managing each of these risks as summarized below. The Company has applied SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, in accounting for these financial instruments.

Interest Rate Risk—Interest ate swaps were used to generate the desired interest rate profile and to manage the Company’s exposure to interest rate fluctuations resulting from the variable rate term loan financing. This bank facility was replaced by fixed rate Senior Notes during the year and the associated interest rate swap agreements were terminated, with the resulting gain being recorded within interest expense.

As a result of the Company’s operating activities, the Company receives cash for premiums and claims which it deposits in short-term investments denominated in US dollars and other currencies. The Company earns interest on these funds, which is included in the Company’s financial statements as investment income. These funds are regulated in terms of access and the instruments in which they may be invested, most of which are short-term in maturity. In order to manage interest rate risk arising from these financial assets, the Company enters into interest rate swaps to receive a fixed rate of interest and pay a variable rate of interest fixed in the various currencies related to the short-term investments. The use of interest rate contracts essentially converts groups of short-term investments to fixed rates.

The fair value of these contracts is recorded in other assets and other liabilities. For contracts that are qualifying cash flow hedges as defined by SFAS 133, changes in fair value are recorded as a component of other comprehensive income.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.   FINANCIAL INSTRUMENTS (Continued)

Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. For contracts that do not qualify for hedge accounting as defined by SFAS 133, changes in fair value are recorded in other operating expenses.

The changes in fair value of derivative financial instruments have been recorded as follows:

	Years ended December 31,
	2005	2004	2003
	(millions)
Other Operating Expenses
Interest rate contracts	$—	$1	$(1)
Foreign currency contracts	—	—	(2)
Other Comprehensive Income
Interest rate contracts (net of tax of $5, $7 and $5)	(11)	(15)	(11)
Foreign currency contracts (net of tax of $4, $nil and $(3))	(9)	(1)	5

A summary of the Company’s interest rate swaps by major currency is as follows:

			December 31,
				Weighted Average Interest Rates
		Notional Amount(1)	Termination Dates	Receive	Pay
		(millions)		%	%
2005
US dollar	Receive fixed-pay variable	$872	2006-2009	4.18	4.80
Pounds sterling	Receive fixed-pay variable	315	2006-2009	4.94	4.51
Euro	Receive fixed-pay variable	140	2006-2009	3.21	3.00
2004
US dollar	Receive fixed-pay variable	$872	2005-2008	3.88	3.48
	Receive variable-pay fixed	450	2006	3.37	3.38
Pounds sterling	Receive fixed-pay variable	428	2005-2008	5.14	4.76
Euro	Receive fixed-pay variable	169	2005-2008	3.81	2.71

(1)             Notional amounts represent US dollar equivalents translated at the spot rate as of December 31.

Liquidity Risk—The Company’s objective is to ensure that it has the ability to generate sufficient cash either from internal or external sources, in a timely and cost-effective manner, to meet its commitments as they fall due. The Company’s management of liquidity risk is embedded within its overall risk management framework. Scenario analysis is continually undertaken to ensure that the Company’s resources can meet its liquidity requirements. These resources are supplemented by a $300 million revolving credit facility which expires on October 17, 2010, of which no amount is currently drawn.

Foreign Currency Risk—The Company’s objective is to maximize its cash flow in US dollars. In all locations, with the exception of the United Kingdom, the Company predominantly generates revenues and expenses in the local currency. In the United Kingdom, however, the Company earns revenues in a number

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.   FINANCIAL INSTRUMENTS (Continued)

of different currencies but expenses are almost entirely in pounds sterling. This mismatch creates a currency exposure.

The Company’s policy within the United Kingdom is to convert into sterling all revenues arising in currencies other than US dollars together with sufficient US dollar revenues to fund the remaining sterling expenses. Outside the United Kingdom, only those cash flows necessary to fund mismatches between revenues and expenses are converted into local currency; amounts remitted to the United Kingdom are generally converted into sterling. These transactional currency exposures are principally managed by entering into forward foreign exchange contracts.

The fair value of these contracts is recorded in other assets and other liabilities. For contracts that are qualifying cash flow hedges as defined by SFAS 133, changes in fair value are recorded as a component of other comprehensive income. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. For contracts that do not qualify for hedge accounting as defined by SFAS 133, changes in fair value are recorded in general and administrative expenses (see table on previous page).

The table below summarizes by major currency the contractual amounts of the Company’s forward contracts to exchange foreign currencies for pounds sterling. Foreign currency notional amounts are reported in US dollars translated at spot rates at December 31.

	December 31,
	Sell 2005(1)	Sell 2004
	(millions)
US dollar	$141	$117
Euro	76	136
Japanese yen	21	31

(1)             Forward exchange contracts range in maturity from 2006 to 2008.

Credit Risk and Concentrations of Credit Risk—Credit risk represents the loss that would be recognized at the reporting date if counterparties failed to perform as contracted and from movements in interest rates and foreign exchange rates. The Company does not anticipate non-performance by counterparties. The Company generally does not require collateral or other security to support financial instruments with credit risk; however, it is the Company’s policy to enter into master netting arrangements with counterparties as practical.

Concentrations of credit risk that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Financial instruments on the balance sheet that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, and derivatives which are recorded at fair value. The Company maintains a policy providing for the diversification of cash and cash equivalent investments and places such investments in an extensive number of high quality financial institutions to limit the amount of credit risk exposure. Concentrations of credit risk with respect to receivables are limited due to the large number of clients and markets in which the Company does business, as well as the

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.   FINANCIAL INSTRUMENTS (Continued)

dispersion across many geographic areas. Management does not believe significant risk exists in connection with the Company’s concentrations of credit as of December 31, 2005.

Fair Value—The estimated fair value of the Company’s financial instruments held or issued to finance the Company’s operations is summarized below. Certain estimates and judgments were required to develop the fair value amounts. The fair value amounts shown below are not necessarily indicative of the amounts that the Company would realize upon disposition nor do they indicate the Company’s intent or ability to dispose of the financial instrument.

	December 31,
	2005		2004
	Carrying amount	Fair Value	Carrying amount	Fair Value
	(millions)
Assets:
Cash and cash equivalents	$193	$193	$351	$351
Fiduciary funds—restricted	1,563	1,563	1,505	1,505
Short-term investments	65	65	74	74
Derivative financial instruments	12	12	36	36
Liabilities:
Long-term debt	600	601	450	450
Derivative financial instruments	12	12	7	7

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

Cash and Cash Equivalents—The estimated fair value of these financial instruments approximates their carrying values due to their short maturities.

Fiduciary Funds—Restricted and Short-Term Investments—Fair values are based on quoted market values.

Long-Term Debt—Fair values are based on quoted market values.

Derivative Financial Instruments—Market values have been used to determine the fair value of interest rate swaps and forward foreign exchange contracts based on estimated amounts the Company would receive or have to pay to terminate the agreements, taking into account the current interest rate environment or current foreign currency forward rates.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures regarding cash flow information and non-cash flow investing and financing activities are as follows:

	Years ended December 31,
	2005	2004	2003
	(millions)
Supplemental disclosures of cash flow information:
Cash payments for income taxes	$62	$122	$125
Cash payments for interest	12	31	50
Supplemental disclosures of non-cash flow investing and financing activities:
Issue of stock on acquisition of subsidiaries	$7	$48	$12
Deferred payments on acquisitions of subsidiaries	2	2	4
Acquisitions:
Fair value of assets acquired	$15	$191	$1
Less:
liabilities assumed	(19)	(189)	9
cash acquired	(2)	(28)	—
Net (liabilities) assets assumed, net of cash acquired	$(6)	$(26)	$10

13.   ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX

The components of comprehensive income are as follows:

	Years ended December 31,
	2005	2004	2003
	(millions)
Net income	$281	$402	$365
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(41)	8	(4)
Unrealized holding loss (net of tax of $1 in 2003)	—	—	(3)
Minimum pension liability adjustment (net of tax of $(5) in 2005, $27 in 2004, $(23) in 2003)	16	(59)	43
Net loss on derivative instruments (net of tax of $9 in 2005, $7 in 2004, $2 in 2003)	(20)	(16)	(6)
Other comprehensive (loss) income (net of tax of $4 in 2005, $34 in 2004, $(20) in 2003)	(45)	(67)	30
Comprehensive income	$236	$335	$395

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.   ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX (Continued)

The components of accumulated other comprehensive loss, net of tax are as follows:

	December 31,
	2005	2004	2003
	(millions)
Net foreign currency translation adjustment	$(45)	$(4)	$(12)
Net minimum pension liability adjustment	(193)	(209)	(150)
Net unrealized (loss) gain on derivative instruments	(1)	19	35
Accumulated other comprehensive loss, net of tax	$(239)	$(194)	$(127)

It is estimated that $5 million of net derivative losses included in other comprehensive loss will be reclassified into earnings within the next twelve months.

14.   COMMITMENTS AND CONTINGENCIES

Operating Leases—The Company leases certain land, buildings and equipment under various operating lease arrangements. Original non-cancellable lease terms typically are between 10 and 20 years and may contain escalation clauses, along with options that permit early withdrawal. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.

As of December 31, 2005, the aggregate future minimum rental commitments under all non-cancellable operating lease agreements are as follows:

	Gross Rental Commitments	Rentals from Subleases	Net Rental Commitments
	(millions)
2006	$71	$(11)	$60
2007	95	(10)	85
2008	87	(10)	77
2009	79	(10)	69
2010	72	(8)	64
Thereafter	727	(8)	719
Total	$1,131	$(57)	$1,074

In November 2004, the Company entered into a 25 year agreement with long time client British Land plc relating to its new UK headquarters in London. Construction commenced in early 2005 and the Company’s occupancy is targeted for late 2007. The Company’s contractual obligations in relation to this commitment total $800 million and are included in the table above, but remain contingent upon the successful completion of construction.

Rent expense amounted to $77 million, $87 million and $70 million for the years ended December 31, 2005, 2004 and 2003, respectively. The Company’s rental income from subleases was $9 million, $9 million and $8 million for the years ended December 31, 2005, 2004 and 2003, respectively.

Guarantees—Guarantees issued by certain of Willis Group Holdings’ subsidiaries with respect to the Senior Credit Facility are discussed elsewhere in these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.   COMMITMENTS AND CONTINGENCIES (Continued)

Certain of Willis Group Holdings’ subsidiaries have given the landlords of some leasehold properties occupied by the Company in the United Kingdom and the United States guarantees in respect of the performance of the lease obligations of the subsidiary holding the lease. The operating lease obligations subject to such guarantees amounted to $935 million and $1,050 million at December 31, 2005 and 2004, respectively.

In addition, the Company has given guarantees to bankers and other third parties relating principally to letters of credit amounting to $2 million and $9 million at December 31, 2005 and 2004, respectively.

Put and Call Options Relating to Subsidiaries and Associates—For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell (a put option) their shares to the Company at various dates in the future. Generally, the exercise price of such puts and calls is formula-based (using revenues and earnings) and is designed to reflect fair value. Based on current projections of profitability and exchange rates, the potential amount payable in 2006 from these options is not expected to exceed $336 million. Of this balance, $326 million relates to Gras Savoye, as disclosed in Note 5.

Claims, Lawsuits and Other Proceedings—The Company is subject to various actual and potential claims, lawsuits and other proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance in the ordinary course of business. Similar to other corporations, the Company is also subject to a variety of other claims, including those relating to the Company’s employment practices. Some of those claims, lawsuits and other proceedings seek damages in amounts which could, if assessed, be significant.

Errors and omissions claims, lawsuits and other proceedings arising in the ordinary course of business are covered by professional indemnity or other appropriate insurance. The terms of this insurance vary by policy year and self-insured risks have increased significantly over recent years. In respect of self-insured risks, the Company has established provisions which are believed to be adequate in the light of current information and legal advice, and the Company adjust such provisions from time to time according to developments. On the basis of current information, the Company does not expect that the actual claims, lawsuits and other proceedings to which the Company is subject, or potential claims, lawsuits and other proceedings relating to matters of which the Company is aware will ultimately have a material adverse effect on the Company’s financial condition, results of operations or liquidity. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s results of operations or cash flows in particular quarterly or annual periods.

Proceedings Relating to Contingent Compensation Arrangements—In April 2005, the Company entered into an Assurance of Discontinuance (“NY AOD”) with the New York Attorney General and the New York Superintendent of Insurance resolving the investigation commenced by the New York Attorney General in April 2004 which concerned, among other things, arrangements pursuant to which insurers compensated insurance brokers for distribution and other services provided to insurers and, as the investigation of brokers and insurers continued, broadened into an investigation of other possible violations of law, including violations of fiduciary duty, securities laws, and antitrust laws. Pursuant to the NY AOD, the Company has paid $50 million into a fund that will be distributed to eligible customers by March 2006. The Company has also agreed to continue certain business reforms the Company had already

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.   COMMITMENTS AND CONTINGENCIES (Continued)

implemented and to implement certain other business reforms. These reforms include an agreement not to accept contingent compensation; and an undertaking to disclose to customers any compensation the Company will receive in connection with providing policy placement services to the customer. The Company also resolved a similar investigation commenced by the Minnesota Attorney General by entering into an Assurance of Discontinuance pursuant to which the Company agreed, among other things, to pay an additional $1 million to Minnesota customers and to continue or implement the business reforms described in the NY AOD. On October 1, 2005, the Company mailed letters to customers who were eligible to receive distributions out of the fund. Customers had until February 1, 2006, to respond. The Company continues to respond to requests for documents and information by the regulators and/or attorneys general of more than twenty other states, the District of Columbia, one US city, Canada, and Australia that are conducting similar investigations. The Company is co-operating fully with these investigations. The Company cannot predict at this time how or when those investigations will be resolved.

The compensation arrangements, which were initially the subject of the investigation by the New York Attorney General, were a longstanding and common practice within the insurance industry and had been disclosed by the Company for many years. On October 21, 2004, the Company announced that the Company was voluntarily abolishing these compensation arrangements.

In August 2004, a proceeding was commenced in the Superior Court of the State of California, County of San Diego against the Company by United Policyholders, an organization purporting to act in a representative capacity on behalf of the California general public. The complaint alleges that the compensation arrangements between the Company and insurance carriers constitute deceptive trade practices, and it seeks both injunctive and equitable relief, including restitution. This action was dismissed in December 2004, but United Policyholders has filed an appeal. The dismissal of the complaint was based on the retroactive application of newly passed legislation. The Supreme Court of California is presently considering whether this newly passed legislation should have retroactive application. The court’s decision will determine whether this case will be able to proceed. Since August 2004, various plaintiffs have filed purported class actions, in New York, Illinois, California, New Jersey, Massachusetts, and Florida, under a variety of legal theories, including state tort, contract, fiduciary duty and statutory theories, and federal antitrust and RICO theories, and the Company expects that further suits may be filed. Other than a federal suit in Illinois that was voluntarily dismissed by the plaintiff in May 2005, all of the federal actions have been consolidated into two actions in federal court in New Jersey. One of the consolidated actions addresses employee benefits, while the other consolidated action addresses all other lines of insurance. In addition to the two federal actions, the Company has also been named as a defendant in purported class actions in state courts in Florida and Massachusetts. Both the consolidated federal actions and the state actions name various insurance carriers and insurance brokerage firms, including the Company, as defendants. The complaints seek monetary damages and equitable relief and make allegations regarding the practices and conduct that has been the subject of the investigation of state attorneys general and insurance commissioners, including allegations that the brokers have breached their duties to their clients by entering into contingent compensation agreements with either no disclosure or limited disclosure to clients and entered into other improper activities. The complaints also allege the existence of a conspiracy among the insurance carriers and brokers and the federal court complaints allege violations of the federal RICO statute. The Company disputes these allegations and intends to defend itself vigorously against these actions. The outcomes of these lawsuits, however, including any losses or other payments that may occur as a result, cannot be predicted at this time.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.   SEGMENT INFORMATION

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”) establishes standards for reporting information about operating segments and related disclosures, products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance.

The Company conducts its worldwide insurance brokerage activities through three operating segments: Global, North America and International. Each operating segment exhibits similar economic characteristics, provides similar products and services and distributes same through common distribution channels to a common type or class of customer. In addition, the regulatory environment in each region is similar. Consequently, for financial reporting purposes the Company has aggregated these three operating segments into one reportable segment.

None of the Company’s customers represented more than 10 percent of the Company’s consolidated commissions and fees for the years ended December 31, 2005, 2004 and 2003.

Information regarding the Company’s geographic locations is as follows:

	Years ended December 31,
	2005	2004	2003
	(millions)
Commissions and fees(1)
UK	$786	$814	$791
US	843	882	834
Other(3)	565	509	379
Total	$2,194	$2,205	$2,004
Long-lived assets(2)
UK	$144	$172	$180
US	42	46	49
Other(3)	26	31	20
Total	$212	$249	$249

(1)    Commissions and fees are attributed to countries based upon the location of the subsidiary generating the revenue.

(2)    Long-lived assets include identifiable fixed assets.

(3)    Other than in the United Kingdom and the United States, the Company does not conduct business in any country in which its commissions and fees and/or long-lived assets exceed 10 percent of consolidated commissions and fees and/or long-lived assets, respectively.

16.   RELATED PARTY TRANSACTIONS

The Company has an Employee Stock Ownership Plan (the “ESOP”) which holds Willis Group Holdings’ shares. The trustee of the ESOP transferred 21,668 and 608,521 shares during the years ended December 31, 2005 and 2004, respectively. At December 31, 2005 and 2004, the ESOP shares outstanding were 65,938 and 87,606 respectively. No dividends have been distributed on the shares held by the ESOP.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16.   RELATED PARTY TRANSACTIONS (Continued)

Kohlberg Kravis Roberts & Co. L.P. (“KKR”), with which Messrs. P. Golkin and S.C. Nuttall, both Directors of the Company, are affiliated, and Fisher Capital Corp. L.L.C. (“Fisher”), with which Mr. J.R. Fisher, also a Director of the Company, is affiliated, rendered in 2003 management, consulting and certain other services to the Company for annual fees of $1,000,000 and $350,000, respectively, payable quarterly in arrears. These arrangements were terminated as of December 31, 2003. Messrs. Golkin and Nuttall disclaim any beneficial interest in these fees.

In addition, the Company and Fisher entered into a share option agreement dated January 27, 1999, whereby the Company granted to Fisher 422,501 options to purchase an equivalent number of shares. The options vested at the grant date and were exercisable any time up to January 27, 2014. During 2004, options over 174,462 shares were exercised; in November 2005, the remaining 56,697 options were exercised.

Concurrently with the secondary public offering by certain of its shareholders of 6,100,000 Shares in November 2005 (2004: 20,000,000), the Company purchased 1,488,810 (2004: 3,974,154) of its Shares from Profit Sharing (Overseas), Limited Partnership, an affiliate of KKR, and 11,190 (2004: 25,846) of its Shares from Fisher Capital Corp. L.L.C. at a price of $36.00 per Share (2004: $37.026), the net public offering price in the secondary offering, in a private non-underwritten transaction under our $500 million share repurchase program.

17.   COMMON STOCK

On April 27, 2005, the Board of Directors authorized an open-ended plan to purchase, from time to time in the open market or through negotiated trades with persons who are not affiliates of the Company, shares of the Company’s common stock at an aggregate purchase price of up to $300 million. On July 27, 2005, the Board of Directors approved an increase in the authorization to $500 million. During 2005, the Company repurchased 10.3 million shares for a total consideration of $360 million. Repurchased shares were subsequently canceled.

18.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

On July 1, 2005, Willis North America Inc. (“Willis North America”) issued debt securities totaling $600 million under its April 2003 registration statement. The debt securities are jointly and severally, irrevocably and fully and unconditionally guaranteed by Willis Group Holdings, Willis Group Limited, Trinity Acquisition Limited, TA 1 Limited, TA II Limited, TA III Limited and TA IV Limited.

Presented below is condensed consolidating financial information for: i) Willis Group Holdings, which is a guarantor, on a parent company only basis; ii) the Other Guarantors which are all 100 percent owned subsidiaries of the parent; iii) the Issuer, Willis North America; iv) Other, which are the non-guarantor subsidiaries, on a combined basis; v) Eliminations; and vi) Consolidated Company and subsidiaries. The equity method has been used for all investments in subsidiaries.

The entities included in the Other Guarantors column are Willis Group Limited, Trinity Acquisition Limited, TA I Limited, TA II Limited, TA III Limited and TA IV Limited.

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,194	$—	$2,194
Investment income	—	—	12	104	(43)	73
Total revenues	—	—	12	2,298	(43)	2,267
EXPENSES
Salaries and benefits (including share-based compensation of $18 in Other)	—	—	—	(1,454)	70	(1,384)
Other operating expenses	(2)	(33)	15	(359)	(26)	(405)
Regulatory settlements	—	—	(51)	—	—	(51)
Depreciation expense and amortization of intangible assets	—	—	(4)	(39)	(11)	(54)
Net gain on disposal of operations	—	—	—	118	(40)	78
Total expenses	(2)	(33)	(40)	(1,734)	(7)	(1,816)
OPERATING (LOSS) INCOME	(2)	(33)	(28)	564	(50)	451
Investment income from Group undertakings	370	2,324	140	680	(3,514)	—
Interest expense, net	—	(189)	(56)	(98)	313	(30)
INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	368	2,102	56	1,146	(3,251)	421
INCOME TAXES	—	4	32	(121)	(58)	(143)
INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	368	2,106	88	1,025	(3,309)	278
EQUITY IN NET INCOME OF ASSOCIATES, NET OF TAX	—	—	—	14	—	14
MINORITY INTEREST, NET OF TAX	—	—	—	(1)	(10)	(11)
EQUITY ACCOUNT FOR SUBSIDIARIES	(87)	(1,904)	(91)	—	2,082	—
NET INCOME (LOSS)	$281	$202	$(3)	$1,038	$(1,237)	$281

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2004
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,205	$—	$2,205
Investment income	—	—	9	84	(23)	70
Total revenues	—	—	9	2,289	(23)	2,275
EXPENSES
Salaries and benefits (including share-based compensation of $20 in Other)	—	—	—	(1,438)	220	(1,218)
Other operating expenses	(5)	13	—	(427)	28	(391)
Depreciation expense and amortization of intangible assets	—	—	(4)	(37)	(6)	(47)
Net (loss) gain on disposal of operations	—	(1)	(573)	(565)	1,150	11
Total expenses	(5)	12	(577)	(2,467)	1,392	(1,645)
OPERATING (LOSS) INCOME	(5)	12	(568)	(178)	1,369	630
Investment income from Group undertakings	354	1,997	123	264	(2,738)	—
Premium on redemption of subordinated notes	—	—	(17)	—	—	(17)
Interest expense, net	—	(179)	(35)	(81)	273	(22)
INCOME (LOSS) BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	349	1,830	(497)	5	(1,096)	591
INCOME TAXES	—	(18)	11	(163)	(27)	(197)
INCOME (LOSS) BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	349	1,812	(486)	(158)	(1,123)	394
EQUITY IN NET INCOME OF ASSOCIATES, NET OF TAX	—	—	—	15	—	15
MINORITY INTEREST, NET OF TAX	—	—	—	(1)	(6)	(7)
EQUITY ACCOUNT FOR SUBSIDIARIES	53	(1,550)	562	—	935	—
NET INCOME (LOSS)	$402	$262	$76	$(144)	$(194)	$402

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2003
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,004	$—	$2,004
Investment income	—	—	8	81	(17)	72
Total revenues	—	—	8	2,085	(17)	2,076
EXPENSES
Salaries and benefits (including share-based compensation of $10 in Other)	—	—	—	(1,086)	—	(1,086)
Other operating expenses	(2)	21	(11)	(418)	41	(369)
Depreciation expense and amortization of intangible assets	—	—	(5)	(31)	(3)	(39)
Net gain on disposal of operations	—	—	—	9	2	11
Total expenses	(2)	21	(16)	(1,526)	40	(1,483)
OPERATING (LOSS) INCOME	(2)	21	(8)	559	23	593
Investment income from Group undertakings	68	529	137	106	(840)	—
Interest expense, net	—	(215)	(76)	(66)	304	(53)
INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	66	335	53	599	(513)	540
INCOME TAXES	—	(2)	12	(188)	(3)	(181)
INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	66	333	65	411	(516)	359
EQUITY IN NET INCOME OF ASSOCIATES, NET OF TAX	—	—	—	15	(1)	14
MINORITY INTEREST, NET OF TAX	—	—	—	—	(8)	(8)
EQUITY ACCOUNT FOR SUBSIDIARIES	299	34	44	—	(377)	—
NET INCOME	$365	$367	$109	$426	$(902)	$365

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$1	$42	$19	$131	$—	$193
Fiduciary funds—restricted	—	—	55	1,508	—	1,563
Accounts receivable	234	2,988	1,539	9,030	(5,765)	8,026
Goodwill and other intangible assets	—	—	2	211	1,371	1,584
Deferred tax assets	—	—	—	232	(58)	174
Other assets	1	68	18	611	(44)	654
Equity accounted subsidiaries	1,118	1,886	714	2,134	(5,852)	—
TOTAL ASSETS	$1,354	$4,984	$2,347	$13,857	$(10,348)	$12,194
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$62	$3,772	$1,763	$9,313	$(5,762)	$9,148
Long-term debt	—	—	600	—	—	600
Other liabilities	36	92	62	1,024	(49)	1,165
Total liabilities	98	3,864	2,425	10,337	(5,811)	10,913
MINORITY INTEREST	—	—	—	2	23	25
STOCKHOLDERS’ EQUITY	1,256	1,120	(78)	3,518	(4,560)	1,256
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,354	$4,984	$2,347	$13,857	$(10,348)	$12,194

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2004
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$79	$58	$14	$200	$—	$351
Fiduciary funds—restricted	—	—	90	1,415	—	1,505
Accounts receivable	156	2,417	847	8,798	(4,902)	7,316
Goodwill and other intangible assets	—	—	—	221	1,330	1,551
Deferred tax assets	—	—	—	238	(47)	191
Other assets	—	56	14	677	(20)	727
Equity accounted subsidiaries	1,288	2,004	812	1,939	(6,043)	—
TOTAL ASSETS	$1,523	$4,535	$1,777	$13,488	$(9,682)	$11,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$79	$3,171	$1,354	$8,877	$(4,919)	$8,562
Long-term debt	—	—	450	—	—	450
Other liabilities	32	108	44	1,076	(63)	1,197
Total liabilities	111	3,279	1,848	9,953	(4,982)	10,209
MINORITY INTEREST	—	—	—	2	18	20
STOCKHOLDERS’ EQUITY	1,412	1,256	(71)	3,533	(4,718)	1,412
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,523	$4,535	$1,777	$13,488	$(9,682)	$11,641

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(2)	$(4)	$14	$87	$—	$95
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to fixed assets	—	—	(5)	(27)	—	(32)
Acquisitions of subsidiaries, net of cash acquired	(7)	—	—	(28)	—	(35)
Net cash proceeds from sale of operations, net of cash disposed	—	—	—	90	—	90
Cashflow on intra-group transfer of subsidiary	57	—	—	(57)	—	—
Purchase of short-term investments	—	—	—	(42)	—	(42)
Proceeds on sale of short-term investments	—	—	—	47	—	47
Other	—	—	1	3	—	4
Net cash provided by (used in) investing activities	50	—	(4)	(14)	—	32
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	—	(450)	—	—	(450)
Senior notes issued, net of debt issuance costs	—	—	593	—	—	593
Repurchase of shares	(360)	—	—	—	—	(360)
Amounts owed by and to Group undertakings	(99)	1	(286)	384	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	45	—	45
Dividends paid	235	(12)	138	(496)	—	(135)
Other	98	(1)	—	(60)	—	37
Net cash used in financing activities	(126)	(12)	(5)	(127)	—	(270)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(78)	(16)	5	(54)	—	(143)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(15)	—	(15)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	79	58	14	200	—	351
CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$42	$19	$131	$—	$193

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2004
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(4)	$50	$2	$312	$—	$360
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to fixed assets	—	—	(3)	(46)	—	(49)
Acquisitions of subsidiaries, net of cash acquired	(82)	—	(573)	(638)	1,146	(147)
Net cash proceeds from sale of operations, net of cash disposed	—	—	—	10	—	10
Purchase of short-term investments	—	—	—	(80)	—	(80)
Proceeds on sale of short-term investments	—	—	—	69	—	69
Other	—	(3)	—	17	—	14
Net cash used in investing activities	(82)	(3)	(576)	(668)	1,146	(183)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	—	(370)	—	—	(370)
Draw down of term loans	—	—	450	—	—	450
Repurchase of shares	(339)	—	—	—	—	(339)
Amounts owed by and to Group undertakings	162	223	272	489	(1,146)	—
Excess tax benefits from share-based payment arrangements	—	—	—	130	—	130
Dividends paid	240	(225)	105	(235)	—	(115)
Other	54	4	(17)	—	—	41
Net cash provided by (used in) financing activities	117	2	440	384	(1,146)	(203)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	31	49	(134)	28	—	(26)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	13	—	13
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	48	9	148	159	—	364
CASH AND CASH EQUIVALENTS, END OF YEAR	$79	$58	$14	$200	$—	$351

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2003
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(2)	$35	$(13)	$379	$—	$399
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to fixed assets	—	—	(3)	(54)	—	(57)
Acquisitions of subsidiaries, net of cash acquired	4	—	—	(95)	—	(91)
Net cash proceeds from sale of operations, net of cash disposed	—	—	—	15	—	15
Purchase of short-term investments	—	—	—	(48)	—	(48)
Proceeds on sale of short-term investments	—	—	—	42	—	42
Other	—	—	11	(7)	—	4
Net cash provided by (used in) investing activities	4	—	8	(147)	—	(135)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	(1)	(197)	—	—	(198)
Amounts owed by and to Group undertakings	3	13	169	(185)	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	94	—	94
Dividends paid	5	(40)	84	(112)	—	(63)
Other	37	2	—	—	—	39
Net cash provided by (used in) financing activities	45	(26)	56	(203)	—	(128)
INCREASE IN CASH AND CASH EQUIVALENTS	47	9	51	29	—	136
Effect of exchange rate changes on cash and cash equivalents	—	—	—	17	—	17
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	97	113	—	211
CASH AND CASH EQUIVALENTS, END OF YEAR	$48	$9	$148	$159	$—	$364

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   SUBSEQUENT EVENTS

The Company intends to file a new shelf registration on Form S-3 under which Willis Group Holdings may offer debt securities, preferred stock, common stock and other securities. In addition, Trinity Acquisition Limited may offer debt securities (“the Subsidiary Debt Securities”). The Subsidiary Debt Securities, if issued, will be guaranteed by certain of the Company’s subsidiaries.

Presented below is condensed consolidating financial information for: i) Willis Group Holdings, which will be a guarantor, on a parent company only basis; ii) the Other Guarantors, which are all wholly owned subsidiaries of the parent; iii) the Issuer, Trinity Acquisition Limited; iv) Other, which are the non-guarantor subsidiaries, on a combined basis; v) Eliminations; and vi) Consolidated Company and subsidiaries. The equity method has been used for all investments in subsidiaries.

The entities included in the Other Guarantors column are TA I Limited, TA II Limited and TA III Limited.

Condensed Consolidating Statement of Operations

	Year ended December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,194	$—	$2,194
Investment income	—	—	—	116	(43)	73
Total revenues	—	—	—	2,310	(43)	2,267
EXPENSES
Salaries and benefits (including share- based compensation of $18 in Other)	—	—	—	(1,454)	70	(1,384)
Other operating expenses	(2)	—	—	(377)	(26)	(405)
Regulatory settlements	—	—	—	(51)	—	(51)
Depreciation expense and amortization of intangible assets	—	—	—	(43)	(11)	(54)
Net gain on disposal of operations	—	—	—	118	(40)	78
Total expenses	(2)	—	—	(1,807)	(7)	(1,816)
OPERATING (LOSS) INCOME	(2)	—	—	503	(50)	451
Investment income from Group undertakings	370	1,110	409	1,625	(3,514)	—
Interest expense, net	—	—	(28)	(315)	313	(30)
INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	368	1,110	381	1,813	(3,251)	421
INCOME TAXES	—	—	(30)	(55)	(58)	(143)
INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	368	1,110	351	1,758	(3,309)	278
EQUITY IN NET INCOME OF ASSOCIATES, NET OF TAX	—	—	—	14	—	14
MINORITY INTEREST, NET OF TAX	—	—	—	(1)	(10)	(11)
EQUITY ACCOUNT FOR SUBSIDIARIES	(87)	(908)	(127)	—	1,122	—
NET INCOME	$281	$202	$224	$1,771	$(2,197)	$281

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   SUBSEQUENT EVENTS (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2004
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,205	$—	$2,205
Investment income	—	—	—	93	(23)	70
Total revenues	—	—	—	2,298	(23)	2,275
EXPENSES
Salaries and benefits (including share- based compensation of $20 in Other)	—	—	—	(1,438)	220	(1,218)
Other operating expenses	(5)	—	2	(416)	28	(391)
Depreciation expense and amortization of intangible assets	—	—	—	(41)	(6)	(47)
Net (loss) gain on disposal of operations	—	—	—	(1,139)	1,150	11
Total expenses	(5)	—	2	(3,034)	1,392	(1,645)
OPERATING (LOSS) INCOME	(5)	—	2	(736)	1,369	630
Investment income from Group undertakings	354	1,064	305	1,015	(2,738)	—
Premium on redemption of subordinated notes	—	—	—	(17)	—	(17)
Interest expense, net	—	—	(19)	(276)	273	(22)
INCOME (LOSS) BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	349	1,064	288	(14)	(1,096)	591
INCOME TAXES	—	—	(48)	(122)	(27)	(197)
INCOME (LOSS) BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	349	1,064	240	(136)	(1,123)	394
EQUITY IN NET INCOME OF ASSOCIATES, NET OF TAX	—	—	—	15	—	15
MINORITY INTEREST, NET OF TAX	—	—	—	(1)	(6)	(7)
EQUITY ACCOUNT FOR SUBSIDIARIES	53	(802)	32	—	717	—
NET INCOME (LOSS)	$402	$262	$272	$(122)	$(412)	$402

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   SUBSEQUENT EVENTS (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2003
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,004	$—	$2,004
Investment income	—	—	—	89	(17)	72
Total revenues	—	—	—	2,093	(17)	2,076
EXPENSES
Salaries and benefits (including share- based compensation of $10 in Other)	—	—	—	(1,086)	—	(1,086)
Other operating expenses	(2)	—	5	(413)	41	(369)
Depreciation expense and amortization of intangible assets	—	—	—	(36)	(3)	(39)
Net gain on disposal of operations	—	—	—	9	2	11
Total expenses	(2)	—	5	(1,526)	40	(1,483)
OPERATING (LOSS) INCOME	(2)	—	5	567	23	593
Investment income from Group undertakings	68	203	161	408	(840)	—
Interest expense, net	—	—	(56)	(301)	304	(53)
INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	66	203	110	674	(513)	540
INCOME TAXES	—	—	(37)	(141)	(3)	(181)
INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	66	203	73	533	(516)	359
EQUITY IN NET INCOME OF ASSOCIATES, NET OF TAX	—	—	—	15	(1)	14
MINORITY INTEREST, NET OF TAX	—	—	—	—	(8)	(8)
EQUITY ACCOUNT FOR SUBSIDIARIES	299	164	294	—	(757)	—
NET INCOME	$365	$367	$367	$548	$(1,282)	$365

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   SUBSEQUENT EVENTS (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$1	$—	$3	$189	$—	$193
Fiduciary funds—restricted	—	—	—	1,563	—	1,563
Accounts receivable	234	635	1,626	11,296	(5,765)	8,026
Goodwill and other intangible assets	—	—	—	213	1,371	1,584
Deferred tax assets	—	—	—	232	(58)	174
Other assets	1	—	—	697	(44)	654
Equity accounted subsidiaries	1,118	1,116	445	4,773	(7,452)	—
TOTAL ASSETS	$1,354	$1,751	$2,074	$18,963	$(11,948)	$12,194
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$62	$631	$848	$13,369	$(5,762)	$9,148
Long-term debt	—	—	—	600	—	600
Other liabilities	36	—	79	1,099	(49)	1,165
Total liabilities	98	631	927	15,068	(5,811)	10,913
MINORITY INTEREST	—	—	—	2	23	25
STOCKHOLDERS’ EQUITY	1,256	1,120	1,147	3,893	(6,160)	1,256
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,354	$1,751	$2,074	$18,963	$(11,948)	$12,194

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   SUBSEQUENT EVENTS (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2004
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$79	$—	$—	$272	$—	$351
Fiduciary funds—restricted	—	—	—	1,505	—	1,505
Accounts receivable	156	238	1,393	10,431	(4,902)	7,316
Goodwill and other intangible assets	—	—	—	221	1,330	1,551
Deferred tax assets	—	—	—	238	(47)	191
Other assets	—	—	—	747	(20)	727
Equity accounted subsidiaries	1,288	1,254	557	4,576	(7,675)	—
TOTAL ASSETS	$1,523	$1,492	$1,950	$17,990	$(11,314)	$11,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$79	$236	$584	$12,582	$(4,919)	$8,562
Long-term debt	—	—	—	450	—	450
Other liabilities	32	—	87	1,141	(63)	1,197
Total liabilities	111	236	671	14,173	(4,982)	10,209
MINORITY INTEREST	—	—	—	2	18	20
STOCKHOLDERS’ EQUITY	1,412	1,256	1,279	3,815	(6,350)	1,412
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,523	$1,492	$1,950	$17,990	$(11,314)	$11,641

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   SUBSEQUENT EVENTS (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(2)	$—	$134	$(37)	$—	$95
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to fixed assets	—	—	—	(32)	—	(32)
Acquisitions of subsidiaries, net of cash acquired	(7)	—	—	(28)	—	(35)
Net cash proceeds from sale of operations, net of cash disposed	—	—	—	90	—	90
Cashflow on intra-group transfer of subsidiary	57	—	—	(57)	—	—
Purchase of short-term investments	—	—	—	(42)	—	(42)
Proceeds on sale of short-term investments	—	—	—	47	—	47
Other	—	—	—	4	—	4
Net cash provided by (used in) investing activities	50	—	—	(18)	—	32
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	—	—	(450)	—	(450)
Senior notes issued, net of debt issuance costs	—	—	—	593	—	593
Repurchase of shares	(360)	—	—	—	—	(360)
Amounts owed by and to Group undertakings	(99)	—	(11)	110	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	45	—	45
Dividends paid	235	—	(120)	(250)	—	(135)
Other	98	—	—	(61)	—	37
Net cash used in financing activities	(126)	—	(131)	(13)	—	(270)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(78)	—	3	(68)	—	(143)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(15)	—	(15)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	79	—	—	272	—	351
CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$3	$189	$—	$193

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   SUBSEQUENT EVENTS (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2004
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(4)	$—	$108	$256	$—	$360
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to fixed assets	—	—	—	(49)	—	(49)
Acquisitions of subsidiaries, net of cash acquired	(82)	—	—	(1,211)	1,146	(147)
Net cash proceeds from sale of operations, net of cash disposed	—	—	—	10	—	10
Purchase of short-term investments	—	—	—	(80)	—	(80)
Proceeds on sale of short-term investments	—	—	—	69	—	69
Other	—	—	—	14	—	14
Net cash used in investing activities	(82)	—	—	(1,247)	1,146	(183)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	—	—	(370)	—	(370)
Draw down of term loans	—	—	—	450	—	450
Repurchase of shares	(339)	—	—	—	—	(339)
Amounts owed by and to Group undertakings	162	—	101	883	(1,146)	—
Excess tax benefits from share-based payments	—	—	—	130	—	130
Dividends paid	240	—	(209)	(146)	—	(115)
Other	54	—	—	(13)	—	41
Net cash provided by (used in) financing activities	117	—	(108)	934	(1,146)	(203)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	31	—	—	(57)	—	(26)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	13	—	13
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	48	—	—	316	—	364
CASH AND CASH EQUIVALENTS, END OF YEAR	$79	$—	$—	$272	$—	$351

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   SUBSEQUENT EVENTS (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2003
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(2)	$(1)	$111	$291	$—	$399
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to fixed assets	—	—	—	(57)	—	(57)
Acquisitions of subsidiaries, net of cash acquired	4	—	—	(95)	—	(91)
Net cash proceeds from sale of operations, net of cash disposed	—	—	—	11	—	11
Purchase of short-term investments	—	—	—	(48)	—	(48)
Proceeds on sale of short-term investments	—	—	—	42	—	42
Other	—	—	—	8	—	8
Net cash provided by (used in) investing activities	4	—	—	(139)	—	(135)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	—	(1)	(197)	—	(198)
Amounts owed by and to Group undertakings	3	1	(42)	38	—	—
Excess tax benefits from share-based payments	—	—	—	94	—	94
Dividends paid	5	—	(68)	—	—	(63)
Other	37	—	—	2	—	39
Net cash provided by (used in) financing activities	45	1	(111)	(63)	—	(128)
INCREASE IN CASH AND CASH EQUIVALENTS	47	—	—	89	—	136
Effect of exchange rate changes on cash and cash equivalents	—	—	—	17	—	17
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	—	210	—	211
CASH AND CASH EQUIVALENTS, END OF YEAR	$48	$—	$—	$316	$—	$364

WILLIS GROUP HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   ADJUSTED QUARTERLY FINANCIAL DATA

Quarterly financial data for 2005 and 2004 were as follows:

	Three months ended
	March 31,	June 30,	September 30,	December 31,
	As adjusted (Note 2)
	(millions, except per share data)
	(unaudited)
2005
Total revenues	$669	$549	$487	$562
Total expenses	(582)	(350)	(421)	(463)
Net income	67	114	45	55
Net income per share
—Basic	$0.41	$0.70	$0.28	$0.35
—Diluted	$0.41	$0.70	$0.28	$0.35
2004
Total revenues	$665	$532	$490	$588
Total expenses	(439)	(387)	(390)	(429)
Net income	143	90	69	100
Net income per share
—Basic	$0.91	$0.57	$0.44	$0.63
—Diluted	$0.85	$0.54	$0.42	$0.61